UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2014

Date of Report (Date of earliest event reported):

Kratos Defense & Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On August 20, 2014, the Company filed a $300 million universal shelf registration statement on Form S-3 to supersede the Company’s $300 million universal shelf registration statement, which was previously filed March 25, 2011, declared effective on April 15, 2011 and expired on April 15, 2014.  The shelf registration statement filed today allows the Company to issue various types of securities.  At the present time, the Company has no specific plans to issue securities under the shelf registration statement.  The filing of this shelf registration statement is a prudent corporate governance measure to allow the Company efficient access to the capital markets and financial flexibility to leverage market conditions in support of the Company’s future growth objectives.

The terms of any potential future offering would be determined at the time of the offering and would be subject to market conditions and approval by the Company’s Board of Directors.  Any offering of securities covered by the shelf registration statement will be made only by means of a prospectus supplement authorized and filed by the Company.  The shelf registration statement has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities being registered may not be sold, nor may offers to buy be accepted, prior to the time the shelf registration statement becomes effective.  This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
Date: August 20, 2014
	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary